UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 4, 2010

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-09977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 4, 2010, we announced in a press release the expiration of our tender offer to purchase any or all of our $130 million outstanding 7.00% senior notes due 2014, and the expiration of our Dutch auction tender offer to purchase up to $65 million of our outstanding 6.25% senior notes due 2015. Both tender offers expired at 12:00 midnight, New York City time, on May 3, 2010. We also announced final results of the tender offers.

As previously disclosed on April 6, 2010, the tender offers were part of a series of related financing transactions that also included a private placement of $200 million aggregate principal amount of 7.15% senior unsecured notes due 2020, which we completed on April 13, 2010.

A copy of this press release is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release dated May 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2010

MERITAGE HOMES CORPORATION

By:	/s/ LARRY W. SEAY
Larry W. Seay
Executive Vice President and Chief Financial Officer

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